EXHIBIT 99.2

Shareholder Update August 2013

Forward Looking Statements Certain statements in this investor presentation and other written or oral statements made by or on behalf of us are "forward - looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments an d our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future , a re forward - looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future market demand and supply, future sales and contracting activity, and projected fuel escalators. These forwa rd - looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not lim ite d to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or f ina ncing transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage; legal and administrative proceedings, settlements, investigations and claims; our ab ility to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns relat ed to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mi nin g beyond our control, including weather and geologic conditions or catastrophic weather - related damage; our production capabilitie s; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electr ici ty and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other con dit ions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission. Management believes that these forward - looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward - looking statement, whether as a result of future events, new information or otherwise. 2

3 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 3

Opening Comments Summary ● Mine Operations Continue to Adjust to Soft Coal Market Conditions ● Available Liquidity at June 30, 2013 of $108.8 Million Compared to $107.2 Million at March 31, 2013 ● Capital Expenditures of $11.9 Million in Q - 2, 2013 ● Completed Private Exchange Transactions, Which Reduced Principal Amount of Debt by $120.1 Million ● Continuing to Evaluate Options to Strengthen the Balance Sheet and Improve Liquidity 4

5 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 5

Operations Review Safety 8.40 1.51 5.00 2.06 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 2004 2005 2006 2007 2008 2009 2010 2011 2012 Q1 2013 Q2 2013 JRCC National Average Non - Fatal Days Lost 6

Operations Review Central Appalachia ● Idled All Operations for One Week to Manage Inventories – Majority of Kentucky Operations on Four Day Work Week ● Started Production at Mine 3B at Hampden – Replacement Metallurgical (Met) Mine ● Added 1.1 Million Tons of Surface Base Reserves 7

Operations Review Midwest ● Continued to Match Production to Market ● All Surface Mines Impacted by Heavy Rainfall During Q - 2 8

9 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 9

Market Review Summary 10 Market Change in JRCC Sentiment Comments Domestic CAPP Thermal • Marginal Improvements in Inventories • No Change in Long - Term Market Dynamics Domestic Midwest Thermal • Improved Burns • New Supply Pressures are Continuing Seaborne Thermal • Europe - Overall Coal Burn is Firm • Short - Term Impact of Monsoon Season • Watch Indonesia Medium Term North American Met • Steel Production and Demand are Firm • Pricing Soft Due to Surging Imports Seaborne Met • Clearly Oversupplied • Exchange Rate Changes Unfavorable to U.S. Suppliers • Watch Australian Supply

Market Review Metallurgical Coal 11 • Supply • Demand • Absence of Supply Shocks • Currency Exchange Rates The Met Market Is Getting Hit From Multiple Fronts:

Market Review Metallurgical Coal ● Some Projects Are Still Coming On Line That Were Planned in $300/MT Market ● Costs of Shutting Production are High: – Take/Pay Commitments in Australia – Regulatory Costs in U.S ● U.S. Has Largely Held Market Share Gains Made Over Last Several Years Supply 12

Market Review Metallurgical Coal Demand 13 ● The U.S. is One of the Bright Spots for Steel Production ● Europe is Stalled ● China and India are Not Performing Up to Expectations ● Japan is Showing Early Signs of Growth

Market Review Metallurgical Coal ● Production Elasticity is Limited – Lots of Room for Violent Price Swings, Especially Upward ● Demand Will Come Back – China, India, and Europe Could All Return Simultaneously ● Supply Shocks Could Occur: – Financial Issues of Many Worldwide Coal Companies Could Result in Temporary Shutdowns – Weather Events – Too Much Dependency on Too Few Assets Absence of Supply Shocks 14

Market Review Metallurgical Coal Currency Exchange Rates 15 Change Vs. U.S. Dollar Since March 31, 2013 Australian Dollar 15% Indian Rupee 12% Australian Producers Have Not Felt The Full Negative Impact of Falling Market Prices Indian Buyers Have Not Seen the Full Positive Impact of Falling Market Prices

Market Review Thermal Coal ● Domestic Thermal Market Remains Sluggish – Continued Pressure From Weather and Natural Gas – Short - Term Pressures on European Prices ● Utilities Continue to Look at New Basin Options ● Recent RFP’s Offer Selective Forward Opportunities ● Inventories at Utilities Remain Varied – Moving to More Normalized Levels 16

17 Agenda ● Opening Comments ● Operations Review ● Market Review ● Miscellaneous 17

Miscellaneous Balance Sheet and Liquidity 18 ● We Need to Deleverage the Balance Sheet Wherever Possible ● Just Adding New Debt is Not a Sound Strategy ● Completed Private Exchange of $243.4 Million of Convertible Debt for $123.3 Million of New Convertible Debt We Are Very Focused On This Process Liquidity Balance Sheet ● The Continued Soft Coal Markets are a Driving Force of This Process ● We Have Been Cutting Expenses and CapEx Throughout the Company ● We are Evaluating Several Different Options and Continue to Seek Input From Interested Holders

Miscellaneous Upcoming Investor Conferences and Meetings November, 2013 Cowen Securities 4 th Annual Global Metals, Mining & Materials Conference New York 3rd Quarter Report – Early November 19